UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2019, the Company announced that the Board of Directors had elected John Thomas Greene, age 53, as Executive Vice President, Chief Financial Officer and an Executive Committee Member of the Company, effective September 18, 2019. Prior to Mr. Greene’s election, R. Mark Graf served as the Company’s Executive Vice President and Chief Financial Officer. In connection with Mr. Greene’s election as Executive Vice President, Chief Financial Officer, he will be entitled to an annual base salary of $700,000, and he will be eligible for annual equity awards under the Company’s Amended and Restated 2014 Omnibus Incentive Plan. Additionally, Mr. Greene will receive a one-time award of restricted stock units with a grant date fair value of $1,000,000, which will be granted on his start date and will vest in three equal installments on each August 1 for the years 2020, 2021 and 2022 subject to his continued employment through the applicable vesting date. Under the terms of the restricted stock unit award agreement, the restricted stock units may become fully vested upon death, disability, retirement, workforce reduction or a change in control of the Company.

Prior to joining Discover, Mr. Greene was employed by Bioverativ, a biopharmaceutical company dedicated to helping patients with rare blood diseases that was acquired by Sanofi in March 2018, where he served as Executive Vice President, Chief Financial Officer and Treasurer. Prior to his time at Bioverativ, Mr. Greene served as Chief Financial Officer at Willis Group Holdings, a risk advisory, insurance and reinsurance brokerage company, from 2014 to 2016. Prior to that, Mr. Greene spent more than eight years in a number of senior executive roles at HSBC, the global financial services company. His most recent role included Chief Financial Officer for HSBC Retail Bank and Wealth Management.

Mr. Greene has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Greene and any other persons pursuant to which he was selected as an officer of the Company, and there are no transactions in which Mr. Greene has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

99.1	Press release of the Company dated September 13, 2019 concerning the election of Mr. Greene as the Company’s Executive Vice President, Chief Financial Officer and Executive Committee Member.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated September 13, 2019	By:	/s/ D. Christopher Greene
	Name:	D. Christopher Greene
	Title:	Vice President, Secretary and Deputy General Counsel